Exhibit 10.14

FORM OF

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of August ___, 2011 by and between GTX Corp, a Nevada corporation (the “Company”), and the undersigned (“Subscriber”).

RECITALS

WHEREAS, pursuant to that certain Subscription Application of Subscriber of even date hereof (the “Subscription Application”), an executed copy of which is attached hereto as Exhibit A, the Company desires to sell to Subscriber and Subscriber desires to purchase securities from the Company as set forth herein, subject to the terms and conditions of this Agreement and the other documents or instruments contemplated hereby.

WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) and Regulation D, as promulgated by the United States Act of 1933, as amended.

WHEREAS, the Subscribers are purchasing, severally and not jointly, subject to the terms and conditions in this Agreement, the Securities.

NOW, THEREFORE, the parties hereto hereby agree as follows:

AGREEMENT

1.           Sale and Issuance of Units. At the Closing (as defined in Section 2.1) and subject to the terms and conditions of this Agreement, the Company shall sell to Subscriber, and Subscriber shall purchase from the Company, that number of units of the Company's securities (each a “Unit”) set forth on the Subscription Application at a purchase price of five cents ($0.05) per Unit. Each Unit consists of one share of restricted common stock (the “Common Stock”) and one warrant (“Warrant”) to purchase one share of Common Stock (“Warrant Share”), in accordance with the terms and conditions of the warrant attached hereto as Exhibit B. The Common Stock and Warrant are collectively referred to herein as the “Securities”. Subject to the terms and conditions of this Agreement, the Company has authorized the sale and issuance of the Securities to Subscriber.

This offering of the Securities (the “Offering”) is being made to “accredited investors” only, as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The Company is offering the Securities for the consideration set forth herein.  The Company may sell less than all of the Securities offered hereby, and shall be entitled to accept subscriptions and receive the subscription price for each subscription prior to the entire Offering being subscribed for. The Offering is being made on a “best efforts” basis. The minimum subscription amount per investor is $10,000. The maximum offering by the Company is three hundred sixty thousand dollars ($360,000.00).

2.           The Closing.

2.1           The closing of the issuance and sale of the Securities to Subscriber (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement at the offices of the Company.

2.2           At the Closing, the Company shall deliver to Subscriber this Agreement duly executed by the Company.  At or prior to the Closing, Subscriber shall deliver to the Company the complete and duly executed Subscription Application and a check or wire transfer in an aggregate amount equal to the purchase price  set forth on the Subscription Application. The wire transfer shall be sent pursuant to the following instructions:

3.           Representations and Warranties of the Company. The Company hereby represents and warrants to Subscriber as of the Closing as follows:

3.1           Organization.  The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to conduct its business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Company.

3.2           Authorization of Agreement, Etc. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all requisite corporate action by the Company; and this Agreement has been duly executed and delivered by the Company. This Agreement, when executed and delivered by the Company, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.3           Outstanding Stock. All issued and outstanding shares of capital stock of the Company and each of its subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. The Securities upon issuance: are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the Securities Act and any applicable state securities laws; have been, or will be, duly and validly authorized and on the date of issuance of the Common Stock and upon exercise of the Warrants, the Common Stock and Warrant Shares will be duly and validly issued, fully paid and nonassessable; and will not subject the holders thereof to personal liability by reason of being such holders.

3.4           Capitalization. As of March 31, 2011, the authorized capital stock of the Company consists of (i) 2,071,000,000 authorized shares of Common Stock, of which as of the date hereof, 52,127,123 shares are issued and outstanding, 3,201,750 shares are reserved for issuance pursuant to outstanding warrant agreements (with strike prices between $0.40 - $1.50) and 2,853,997 shares are reserved for issuance pursuant to outstanding stock option agreements (with a weighted average exercise price of $0.34) issued under the Company's stock option plan, of which no shares remain available for future grants; and (ii) 10,000,000 shares of preferred stock, of which none are issued and outstanding.

3.5           Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the Financial Industry Regulatory Authority nor the OTC Bulletin Board is required for the execution by the Company of the Agreement and compliance and performance by the Company of its obligations under the Agreement, including, without limitation, the issuance and sale of the Securities.

3.6           No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the OTC Bulletin Board which if so integrated would eliminate the exemption for the sale of the Securities pursuant to this Agreement. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities which if so integrated would eliminate the exemption for the sale of the Securities pursuant to this Agreement.

3.7           No General Solicitation. Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Securities.

3.8           Listing. The Company's common stock is quoted on the OTC Bulletin Board.

3.9           Survival. The foregoing representations and warranties shall survive the Closing for a period of one year.

4.           Representations and Warranties of Subscriber. Subscriber hereby represents and warrants to the Company as of the Closing as follows:

4.1           Authorization of the Agreement. Subscriber has all requisite power and authority (corporate or otherwise) to execute, deliver and perform the Subscription Application and this Agreement (sometimes referred to hereinafter collectively as the “Financing Documents”) and the transactions contemplated thereby and hereby, and the execution, delivery and performance by Subscriber of the Financing Documents have been duly authorized by all requisite action by Subscriber and each such Financing Document, when executed and delivered by Subscriber, constitutes a valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.2           Investment Representations. All of the representations, warranties and information of Subscriber provided in the Subscription Application are incorporated herein and made a part hereof by this reference and shall be true at the Closing with the same effect as though made at the Closing.

5.           Covenants of the Company. The Company covenants and agrees with Subscriber as follows:

5.1           Reservation. Prior to the Closing, the Company undertakes to reserve, pro rata, on behalf of Subscriber and holder of a Warrant, from its authorized but unissued common stock, a number of common shares equal to the amount of Warrant Shares issuable upon exercise of the Warrants.

5.2           Non-Public Information. The Company covenants and agrees that neither it nor any other person acting on its behalf will provide Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto, Subscriber shall have agreed in writing to receive such information. The Company understands and confirms that Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

6.           Brokers and Finders. Upon the Closing, the Company shall not be obligated to pay any commission, brokerage fee or finder's fee based on any alleged agreement or understanding between Subscriber and a third person in respect of the transactions contemplated hereby. Subscriber hereby agrees to indemnify the Company against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between Subscriber and such third person, whether express or implied from the actions of Subscriber.

7.           Indemnification. Subscriber hereby agrees to indemnify and defend (with counsel acceptable to the Company) the Company and its officers, directors, employees and agents and hold them harmless from and against any and all liability, loss, damage, cost or expense, including costs and reasonable attorneys' fees, incurred on account of or arising from:

Any breach of or inaccuracy in Subscriber's representations, warranties or agreements herein or in the Subscription Application; and

Any action, suit or proceeding based on a claim that any of Subscriber's representations and warranties in the Subscription Application were inaccurate or misleading, or otherwise cause for obtaining damages or redress from the Company or any officer, director, employee or agent of the Company under the Act.

8.           Registration Rights. The Company will file a registration statement (“Registration Statement”) with the SEC covering, for the Subscribers, 100% of the Securities underlying the Units (collectively, “Registrable Securities”), except that if the SEC limits the number of Registrable Securities that may be registered on the Registration Statement, such Registrable Securities shall be cutback accordingly on a pro rata basis to each Investor. The Company will use its best efforts to file the Registration Statement within 15 days after the Closing Date and will use its best efforts to have the Registration Statement declared effective within 180 days.   If the Registration Statement is not filed within 30 days after the Closing Date, the exercise price of the Warrants will be reduced by an amount equal to 10% of the then exercise price of the Warrants for each 30 day period until the Registration Statement is filed.  The Company shall maintain the effectiveness of the Registration Statement until such time as all of the Subscribers have sold the Common Stock or until such time as the shares become eligible for sale without the Registration Statement.  The Subscribers will reimburse the Company, on a pro rata basis, for up to seven thousand dollars ($7,000) of the total costs incurred by the Company for the preparation, filing and securing of the effectiveness of the Registration Statement.

9.           Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company, Subscriber and their respective successors and assigns.

10.           Entire Agreement. This Agreement and the other writings and agreements referred to in this Agreement or delivered pursuant to this Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

11.           Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to the Company, to:	GTX CORP
Attention: Patrick Bertagna
117 W. 9th Street, # 1214
Los Angeles, CA 90014
Fax: (888) 886-1305

if to Subscriber, to:
the address of Subscriber set forth on the Subscription Application;

or to such other address as the party to whom notice is to be given may have furnished to the other parties to this Agreement in writing in accordance with the provisions of this Section. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of internationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

12.           Amendments. This Agreement may not be modified or amended, or any of the provisions of this Agreement waived, except by written agreement of the Company and a majority of the Subscribers participating in the Offering.

13.           Governing Law.  All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether in the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In furtherance of the foregoing, the internal law of the State of California will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

14.           Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement shall be brought in the Federal and state courts located in the City of Los Angeles, California, U.S.A. and, by execution and delivery of this Agreement. Subscriber hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Subscriber hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.

15.           Legal Fees; and Miscellaneous Fees. Each party shall pay the fees and expenses of its advisers, counsel, the accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

16.           Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

17.           Independence of Agreements, Covenants, Representations and Warranties. All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The exhibits attached hereto are hereby made part of this Agreement in all respects.

18.           Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart of this Agreement shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

19.           Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

20.           Expenses. Subscriber shall pay Subscriber's own fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of any documents contemplated hereby.

21.           Preparation of Agreement. Each party to this Agreement acknowledges that: (i) the party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.

* * * * *

IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the date first written above.

COMPANY:

GTX Corp

By:
Name:
Title:

SUBSCRIBER:

By:
Name:
Title:

EXHIBIT A

EXECUTED SUBSCRIPTION APPLICATION

EXHIBIT B

FORM OF WARRANT